EXHIBIT 23.1

The Board of Directors and Stockholders

SVB Financial Group:

We consent to the incorporation by reference in the registration statements (Nos. 333-134655, 333-133262, 333-118091, 333-108434, 333-92410, 333-59590, 333-39680, 333-89641, 333-28185, 333-05489, 333-68857, and 033-60467) on Form S-8 and registration statement on Form S-3 (No. 333-109312) of SVB Financial Group (the “Company”) of our reports dated February 29, 2008, with respect to the consolidated balance sheets of SVB Financial Group and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of the Company.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 123(R), Share Based Payment effective January 1, 2006.

/s/ KPMG LLP

San Francisco, California

February 29, 2008